                                                  News Release

                                                                                                     Cory T. Walker
October 8, 2003                                                                           Chief Financial Officer
                                                                                                     (386) 239-7250

BROWN & BROWN, INC. ATTAINS YET ANOTHER
NEW LEVEL OF RECORD EARNINGS

(Daytona Beach and Tampa, Florida) . . . Brown & Brown, Inc. (NYSE:BRO) announced record quarterly earnings for the third quarter of 2003 of $26,051,000 compared with $20,178,000 recorded in the third quarter of 2002, an increase of 29.1%.  Net income per share rose 31.0% to $0.38 per share, compared with $0.29 per share in the third quarter of last year.  Total revenue for the quarter ended September 30, 2003 was up 20.7% to $133,545,000, compared with the revenue of $110,657,000 for the same quarter in 2002.

Total revenue for the nine months ended September 30, 2003 was $416,139,000, compared with revenue for the same period in 2002 of $336,595,000, up 23.6%.  Net income for the nine months ended September 30, 2003 was $84,521,000, or $1.23 per share, compared with the $61,741,000, or $0.91 per share, posted during the same period last year.  This represents an increase of 35.2% in per share earnings.

J. Hyatt Brown, Chairman and CEO, commented, "Forty-three consecutive quarters of record earnings is a signal accomplishment.  Our results are a credit to our established strategy, and affirm the depth of expertise and dogged discipline of the men and women who comprise our winning team."

Jim W. Henderson, President and Chief Operating Officer noted, "Part of our corporate history is the successful acquisition of agencies in various stages of the insurance pricing cycle.  In the third quarter, we acquired three operations: Canfield and Associates, Inc.; Washington Insurance Services, Inc.; and The Hoffman Company.  More recently, we have experienced an increase in the number of agencies that have expressed an interest in joining Brown & Brown.  We believe that this activity is in part due to the current moderation of insurance pricing and the shrinkage of market access due to downgrades and dislocations of risk bearers.  We will continue to identify the best opportunities and invest in those evidencing sustainable earnings growth and high quality people."

Brown & Brown, Inc. and its subsidiaries offer a broad range of insurance and reinsurance products and services, as well as risk management, employee benefit administration, and managed health care programs. Providing service to business, public entity, individual and trade association clients nationwide, the Company is ranked by Business Insurance magazine as the United States' sixth largest independent insurance intermediary. Our Web address is www.bbinsurance.com.

This press release may contain certain statements relating to future results which are forward-looking statements. These statements are not historical facts, but instead represent only the Company's belief regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company's control. It is possible that the Company's actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements. Further information concerning the Company and its business, including factors that potentially could materially affect the Company's financial results, are contained in the Company's filings with the Securities and Exchange Commission. Some factors include: general economic conditions around the country; downward commercial property and casualty premium pressures; the competitive environment; the integration of the Company's operations with those of businesses or assets the Company has acquired or may acquire in the future and the failure to realize the expected benefits of such integration; and the potential occurrence of a disaster that affects certain areas of the States of Arizona, California, Florida and/or New York, where significant portions of the Company's business are concentrated.  All forward-looking statements included in this press release are made only as of the date of this press release, and we do not undertake any obligation to publicly update or correct any forward-looking statements to reflect events or circumstances that subsequently occur or of which we hereafter become aware.

# # # # #

Brown & Brown, Inc.
CONSOLIDATED STATEMENTS OF INCOME
  (in thousands, except per share data)
(unaudited)

	For the		For the

	Three Months Ended		Nine Months Ended

	September 30		September 30

	2003	2002	2003	2003
REVENUES
Commissions and fees	$132,146	$109,799	$413,656	$334,887
Investment income	309	924	1,084	2,222
Other income (loss), net	1,090	(66)	1,399	(514)
Total revenues	133,545	110,657	416,139	336,595

EXPENSES
Employee compensation and benefits	66,882	53,527	201,215	164,531
Non-cash stock grants compensation	375	1,463	1,824	3,025
Other operating expenses	17,479	15,815	56,114	47,173
Amortization	4,209	3,435	12,963	10,194
Depreciation	2,116	1,859	6,062	5,319
Interest	858	1,162	2,811	3,556
Total expenses	91,919	77,261	280,989	233,798

Income before income taxes and minority interest	41,626	33,396	135,150	102,797

Income taxes	15,575	12,830	50,629	39,550

Minority interest, net of income tax	-	388	-	1,506

Net income	$ 26,051	$ 20,178	$ 84,521	$ 61,741
	======	======	======	=======
Net income per share:
Basic	$0.38	$0.30	$1.24	$0.92
	====	====	====	====
Diluted	$0.38	$0.29	$1.23	$0.91
	====	====	====	====
Weighted average number of shares outstanding:
Basic	68,532	68,266	68,327	66,979
	=====	=====	=====	=====
Diluted	68,995	68,994	68,944	67,745
	=====	=====	=====	=====

Brown & Brown, Inc.
INTERNAL GROWTH SCHEDULE
Core Commissions and Fees(1)
Three Months Ended September 30, 2003
  (in thousands)
(unaudited)

	Quarter	Quarter	Total	Total	Less	Internal
	Ended	Ended	Net	Net	Acquisition	Net
	9/30/03	9/30/02	Change	Growth %	Revenues	Growth %

Florida Retail	$ 34,732	$ 31,417	$ 3,315	10.6%	$ 428	9.2%
National Retail	36,130	31,765	4,365	13.7%	4,975	(1.9)%
Western Retail	25,238	19,479	5,759	29.6%	5,370	2.0%

     Total Retail

	96,100	82,661	13,439	16.3%	10,773	3.2%

Professional Programs	9,870	4,222	5,648	133.8%	5,766	(2.8)%
Special Programs	10,698	6,834	3,864	56.5%	3,928	(0.9)%
Total Programs	20,568	11,056	9,512	86.0%	9,694	(1.6)%

Brokerage

	6,691	5,821	870	14.9%	54	14.0%

TPA Services	7,585	7,279	306	4.2%	-	4.2%

Total Core Commissions
and Fees (1)	$130,944	$106,817	$24,127	22.6%	$20,521	3.4%
	=======	=======	======	=====	======	=====

Reconciliation of Internal Growth Schedule
to Total Commissions and Fees
Included in the Consolidated Statements of Income
for the Three Months Ended September 30, 2003 and 2002
(in thousands)
(unaudited)

	Quarter Ended 9/30/03	Quarter Ended 9/30/02
Total core commissions and
fees(1)	$130,944	$106,817
Contingent commissions	1,202	1,633
Adjustment for upfront annual
commissions (2)	-	(492)
Divested business	-	1,841

Total Commission & Fees	$132,146	$109,799
	=======	=======

(1)

Total core commissions and fees are our total commissions and fees less (i) contingent commissions (revenue derived from special revenue-sharing commissions from insurance companies based upon the volume and the growth and/or profitability of the business placed with such companies during the prior year), (ii) adjustment for upfront annual commissions (explained below), and (iii) divested business (commissions and fees generated from offices, books of business or niches sold by the Company or terminated).

(2)

Commissions from a Florida-based workers' compensation carrier that changed its agency commission payment policy from paying on a monthly basis to paying on an up-front annual basis only for year 2002.  Beginning January 1, 2003, this carrier reverted back to paying commissions on a monthly basis.

Brown & Brown, Inc.
CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	September 30,	December 31,
	2003	2002
ASSETS
Current assets:
Cash and cash equivalents	$ 68,743	$ 91,247
Restricted cash	126,354	79,796
Short-term investments	471	446
Premiums, commissions and fees receivable	145,540	144,244
Other current assets	14,619	16,527
Total current assets	355,727	332,260

Fixed assets, net	25,209	24,730
Goodwill, net	225,663	176,269
Other intangible assets, net	231,383	203,984
Investments	9,264	8,585
Deferred income taxes, net	-	1,788
Other assets	6,780	6,733
Total assets	$854,026	$754,349
	========	========
LIABILITIES
Current liabilities:
Premiums payable to insurance companies	$214,802	$191,682
Premium deposits and credits due customers	17,292	16,723
Accounts payable	8,055	12,054
Accrued expenses	56,010	46,586
Current portion of long-term debt	25,663	27,334
Total current liabilities	321,822	294,379

Long-term debt	45,298	57,585

Deferred income taxes, net	2,262	-

Other liabilities	9,634	8,943

Minority Interest	-	1,852

SHAREHOLDERS' EQUITY
Common stock, par value $0.10 per share;
authorized 280,000 shares; issued and
outstanding, 68,646 at 2003 and 68,178 at 2002	6,865	6,818
Additional paid-in capital	169,473	159,564
Retained earnings	295,825	223,102
Accumulated other comprehensive income	2,847	2,106

Total shareholders' equity	475,010	391,590

Total liabilities and shareholders' equity	$854,026	$754,349
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